Exhibit 99.1

First Quarter 2016 Investor Presentation American Realty Capital Healthcare Trust III, Inc. Publicly Registered Non - Traded Real Estate Investment Trust

2 Important Information Risk Factors Investing in our common stock involves a high degree of risk . See the section entitled “Risk Factors” in our most recent Annual Report on Form 10 - K and Quarterly Report on Form 10 - Q for a discussion of the risks which should be considered in connection with our Company . Forward - Looking Statements This presentation may contain forward - looking statements . You can identify forward - looking statements by the use of forward looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases . Please review the end of this presentation and the fund’s Annual Report on Form 10 - K and Quarterly Report on Form 10 - Q for a more complete list of risk factors, as well as a discussion of forward - looking statements and other offering details.

3 American Realty Capital Healthcare Trust III, Inc. (including, as required by context, American Realty Capital Healthcare III Operating Partnership, L.P. and its subsidiaries, the “Company”) is a real estate investment trust focusing primarily on owning and operating healthcare - related assets including medical office buildings, seniors housing and other healthcare - related facilities. ARC Healthcare Trust III, Inc.

III 4 Portfolio Snapshot 1 Revenues for our triple-net leased healthcare facility generally consist of fixed rental amounts (subject to annual contractual escalations) received from our tenant in accordance with the applicable lease terms and do not vary based on the underlying operating performance of the property. As of March 31, 2016, the property leased to our seniors housing - triple net leased tenant had operating occupancy of approximately 94.1%. While operating occupancy rates may affect the profitability of our tenants’ operations, they do not have a direct impact on our revenues or financial results. Operating occupancy statistics for our triple-net leased healthcare facility are compiled through reports from our tenant and have not been independently validated by us. ASSETS Medical Office Buildings 17 Seniors Housing – Operating 1 Seniors Housing – NNN 1 19 Assets $129.8 Million Invested 467,932 Square Feet Medical Office Buildings Seniors Housing – Operating Seniors Housing – NNN Occupancy1 97.1% 94.7% 100.0% Avg. Lease Term 6.6 Years N/A 14.4 Years

5 Balance Sheet III • Leverage is currently well below the target leverage as set forth in the investment guidelines in the Prospectus. • Low secured debt outstanding provides opportunity to expand the balance sheet. American Realty Capital Healthcare Trust III, Inc. Balance Sheet Metrics – March 31, 2016 (amounts in thousands) Total real estate investments, at cost $129,804 Debt Outstanding: Gross Mortgage Note Payable $5,069 Deferred Financing Costs, Net ($100) Line of Credit Outstanding $0 Other $0 Total Debt Outstanding $4,969 Cash on balance sheet $16,681 Gross Mortgage Note Payable / Total real estate investments, at cost 3.9%

6 Key Initiatives III • Access additional debt sources: Gross mortgage note payable to total real estate investments, at cost remains low at 3.9%. Additional leverage is expected to improve cash flow and distribution coverage. • Deploy additional capital: Healthcare Trust III will continue to focus on the most attractive sectors in healthcare including medical office and senior housing. • Actively manage assets to optimize profitability • Continue to evaluate liquidity options: On April 29, 2016, Healthcare Trust III announced that the Company’s Board of Directors, led by its independent directors, has initiated a strategic review process to identify, examine, and consider a range of strategic alternatives available to the Company with the objective of maximizing long term shareholder value.

7 Healthcare Market Overview • Medical office buildings continue to produce 3% +/ - NOI growth ; stable outlook intact . Green Street Advisors: Health Care Sector Update, March 2, 2016 • Medical office remains an attractive sector due to stable cap rates, no direct government reimbursement exposure and growing demand from tenants and investors . • Investor demand for senior housing remains strong . We continue to focus on local markets where supply/demand fundamentals are attractive . • We remain cautious on skilled nursing properties as many operators are struggling with Medicaid reimbursement .

8 Investing in Healthcare: Why Now? Rising Demand Due to Aging Demographics Affordable Care Act Fosters Increased Access to Healthcare; Rise in Demand Significant Growth in Healthcare Industry & Employment Deeply Fragmented Industry [1] “National Expenditure Projections 2014 - 2024 Table 2: National Health Expenditure Amounts and Annual Percent Change by Type of Expenditure: Calendar Years 2008 - 2024. Centers for Medicare & Medicaid Services, Office of the Actuary . Healthcare is a $3.2 trillion industry projected to grow to over $ 5.4 trillion by 2024¹

9 Healthcare Market Opportunity Healthcare Landscape – More than $1 Trillion of Healthcare Real Estate Value Hospital - Based Outpatient $42B Medical Office $250B Seniors Housing $163B Inpatient Rehab Facility $15B Skilled Nursing $ 104B LTAC Hospitals $18B Hospitals $304B Hospital - Based Outpatient $ 45B Small Physician Clinics $ 220B MOB / Outpatient $250B Residential Care Outpatient Care Recovery & Rehabilitation Acute Care Service Intensity (Acuity ) Source: Sg2 and Stifel Nicolaus (presented in the Healthcare Realty Trust (NYSE: HR) Investor Presentation, February 2016). Care Setting

 10 Experienced Management III Mr. Jensen currently serves as Interim Chief Executive Officer and President of the Company. He is also Chief Investment Officer of the Advisor. He has over 25 years of executive experience in healthcare real estate and has acquired, developed, financed, leased or managed more than $5 billion of healthcare property. He earned an MBA in Finance from the Wharton Graduate School of the University of Pennsylvania and a BA from Kalamazoo College. W. Todd Jensen | Interim Chief Executive Officer and President Ms. Kurtz currently serves as the Chief Financial Officer, Treasurer and Secretary of the Company. Ms. Kurtz is also Director of Finance of AR Global Investments, LLC (“AR Global”). She is a certified public accountant in New York State, holds a B.S. in Accountancy and a B.A. in German from Wake Forest University and a Master of Science in Accountancy from Wake Forest University. Katie P. Kurtz | Chief Financial Officer, Secretary and Treasurer Ms. Pirrello currently serves as Senior Vice President with a primary focus on asset management of the senior housing portfolio. Ms. Pirrello brings to the Company over 25 years of real estate experience, with a particular emphasis on senior housing properties. Recent positions held include Managing Director of Blue Moon Capital Partners LLC, a strategic capital source to senior housing operating partners, and Senior VP for Bay North Capital. She holds a B.S from Bentley University. Janet Pirrello | Senior Vice President, Asset Management Mr. Losh currently serves as Vice President of Asset Management. Mr. Losh previously served as VP of Acquisitions for Senior Star Management Company, where he was responsible for growing the company’s portfolio of healthcare properties. He also worked on the investment team for Welltower, formerly known as Health Care REIT. He holds an MBA from Cornell University and a B.S from University at Buffalo. Isaac Losh | Vice President, Asset Management

11 Risk Factors Our potential risks and uncertainties are presented in the section titled “Item 1A. Risk Factors” disclosed in our Annual Rep ort on Form 10 - K for the year ended December 31, 2015 and our Quarterly Report on Form 10 - Q for the quarterly period ended March 31, 2016. The following are some of the risks and uncertainties, although not all risks and uncertainties, that could cause our actual results to differ materially from those presented in our forward - looking statements: • We have a limited operating history and no established financing sources, which makes our future performance difficult to pre dic t. • All of our executive officers and directors are also officers, managers or holders of a direct or indirect controlling intere st in American Realty Capital Healthcare III Advisors, LLC (the "Advisor") and other entities affiliated with AR Global (the successor business to AR Capital, LLC), the parent of our sponsor, American Realty Capital VII, LLC. As a result, our executive officers and directors, our Advisor and its affiliates face conflicts of interest, including significant conflicts created by our Advisor' s compensation arrangements with us and other investment programs advised by affiliates of AR Global and conflicts in allocatin g time among these investment programs and us. These conflicts could result in unanticipated actions. • Because investment opportunities that are suitable for us may also be suitable for other investment programs advised by affil iat es of AR Global, our Advisor and its affiliates face conflicts of interest relating to the purchase of properties and other inve stm ents and such conflicts may not be resolved in our favor, meaning that we could invest in less attractive assets, which could redu ce the investment return to our stockholders. • No public market currently exists, or may ever exist, for shares of our common stock which are, and may continue to be, illiq uid . • Our initial public offering of common stock (the "IPO"), which commenced on August 20, 2014, is a blind pool offering. We suspended our IPO on November 15, 2015, effective as of December 31, 2015, and it is not likely that we will resume the IPO. • We focus on acquiring a diversified portfolio of healthcare - related assets located in the United States and are subject to risks inherent in concentrating investments in the healthcare industry. We have only $ 16.7 million in cash on hand. While we may use a portion of cash on hand to consummate additional acquisitions, we generally expect to use cash on hand to fund distributions or for working capital needs. • We suspended our IPO, which was our primary source of capital to implement our investment strategy, reduce our borrowings, complete acquisitions, make capital expenditures and pay distributions, and we may not be able to obtain additional capital f rom other sources. As a result of the suspension of the IPO, we will be unable to achieve certain of our investment objectives, s uch as the anticipated size and diversification of our portfolio. • The healthcare industry is heavily regulated, and new laws or regulations, changes to existing laws or regulations, loss of l ice nsure or failure to obtain licensure could result in the inability of tenants to make lease payments to us. • We are depending on our Advisor to conduct our operations. Adverse changes in the financial condition of our Advisor or our relationship with our Advisor could adversely affect us.

12 Risk Factors (Continued) • We may be unable to pay or maintain cash distributions or increase distributions over time. • We are permitted to pay distributions from unlimited amounts of any source. We have used, and may continue to use, net proceeds from our IPO, which has been suspended and is not likely to resume, and may use borrowings to fund distributions unt il we have sufficient cash flows from operations. There are no established limits on the amount of net proceeds and borrowings t hat we may use to fund distribution payments, except for those imposed by our organizational documents or Maryland law. • We may not generate cash flows in the future sufficient to pay our distributions to stockholders and, as such, to continue to pa y distributions, we may be required to fund distributions from our remaining proceeds from our IPO, which has been suspended, and from borrowings, which may be at unfavorable rates and could restrict the amount we can borrow for investments and other purposes, or depend on our Advisor to waive reimbursement of certain expenses and fees to fund our operations. • We are obligated to pay fees, which may be substantial, to our Advisor and its affiliates. • We depend on tenants for our revenue and, accordingly, our revenue is dependent upon the success and economic viability of ou r tenants. • Increases in interest rates could increase the amount of our debt payments and limit our ability to pay distributions to our stockholders. • We are subject to risks associated with any dislocations or liquidity disruptions that may exist or occur in the credit marke ts of the United States from time to time. • We suspended our IPO, which was our primary source of capital to implement our investment strategy, reduce our borrowings, complete acquisitions, make capital expenditures and pay distributions, and we may not be able to obtain additional capital f rom other sources. • We may fail to qualify, or continue to qualify, to be treated as a real estate investment trust for U.S. federal income tax purposes, which would result in higher taxes, may adversely affect our operations and would reduce the value of an investment in our common stock and the cash available for distributions. • We may be deemed to be an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and thus subject to regulation under the Investment Company Act. • Commencing on the net asset value ("NAV") pricing date, the offering price and repurchase price for our shares, including sha res sold pursuant to our DRIP, will be based on NAV, which may not accurately reflect the value of our assets and may not represent what stockholders may receive on a liquidation of our assets.

13 ▪ For account information, including balances and the status of submitted paperwork, please call us at (866) 902 - 0063 ▪ Financial Advisors may view client accounts, statements and tax forms at www.dstvision.com ▪ Shareholders may access their accounts at www.ar - global.com